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                                                                   Exhibit 10.75

                             LOAN DEFERRAL AGREEMENT


         This Loan Deferral Agreement (this "AGREEMENT") is made and entered into as of January 28, 2003, by and among UnitedGlobalCom, Inc., a Delaware corporation ("UNITED"), Liberty Media Corporation, a Delaware corporation ("LIBERTY"), UGCH Finance, Inc. (f/k/a United Programming Argentina II, Inc.), a Colorado corporation and indirect wholly owned subsidiary of United ("UGCH FINANCE"), and LBTW I, Inc., a Colorado corporation and wholly owned subsidiary of Liberty ("LBTW").

                                   BACKGROUND


         A. Between January 30, 2002 and February 28, 2002, UGCH Finance issued promissory notes to LBTW having an aggregate principal amount of $102,727,856.51. United guaranteed UGCH Finance's obligations under each of the promissory notes.

         B. Pursuant to Section 6.2 of a certain Restructuring Agreement, dated as of September 30, 2002 (the "RESTRUCTURING AGREEMENT"), by and among United, United Pan-Europe Communications N.V., a corporation organized under the laws of The Netherlands ("UPC"), New UPC, Inc., a Delaware corporation ("NEW UPC"), UGC Holdings, Inc., a Delaware corporation, United Europe, Inc., a Delaware corporation, United UPC Bonds, LLC, a Delaware limited liability company, and the noteholders set forth on Exhibit A thereto, United has agreed to purchase, and New UPC has agreed to sell, shares of New UPC Common Stock, par value $0.01 per share ("NEW UPC COMMON STOCK"), that are not purchased by holders of certain debt instruments of UPC pursuant to the purchase rights to be afforded such holders pursuant to Section 6.1 of the Restructuring Agreement. The aggregate purchase price of the New UPC Common Stock to be offered to such holders will be up to E100 million, less the net proceeds of any assets sold by UPC prior to the Effective Date (as defined below) other than assets sold in the ordinary course of business in a manner consistent with past practices, and less the net proceeds from any non-dilutive capital raised by UPC (other than capital received by UPC from United or its affiliates).

         C. The parties to this Agreement desire to defer any payment of the principal owed under the promissory notes issued by UGCH Finance to LBTW and certain related guarantee obligations of United with respect to the principal owed under such promissory notes until the first to occur of (i) the second Business Day following the Effective Date and (ii) the "OUTSIDE DATE," which shall be the earlier of (x) the second Business Day following the termination of the Restructuring Agreement without any plan for the reorganization of UPC having been confirmed by the bankruptcy court in which the UPC reorganization is pending and (y) June 30, 2003. Furthermore, the parties to this Agreement desire to defer, until the second anniversary of the date of each promissory note, payment of certain amounts of the principal owed under such promissory notes and certain related guarantee obligations of United with respect to the principal owed under such promissory notes, as specified herein.

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                                    AGREEMENT


         In consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         Section 1. CERTAIN DEFINITIONS. In this Agreement, the following terms shall have the following meanings:

         AGREEMENT.  As defined in the Preamble.

         BUSINESS DAY.  As defined in the Restructuring Agreement.

         CASH EQUIVALENTS. Any (a) evidence of indebtedness with a maturity of 365 days or less issued, guaranteed or insured by the United States or any agency or instrumentality thereof, (b) deposits, certificates of deposit or acceptances with a maturity of 365 days or less of any financial institution that is a member of the Federal Reserve System, or (c) capital stock of any mutual fund at least 95% of the assets of which are invested in the foregoing.

         DEFERRAL AMOUNT. An amount expressed in United States dollars equal to the sum of the aggregate purchase prices paid by United from the date hereof through the First Deferral Date (i) to New UPC for New UPC Common Stock pursuant to Article VI of the Restructuring Agreement and (ii) to UPC for assets sold by UPC to United after the date of this Agreement, other than assets sold by UPC to United in the ordinary course of UPC's business in a manner consistent with past practices, but only (A) to the extent such amounts referred to in this clause
(ii) reduced (or, if the restructuring contemplated by the Restructuring Agreement has not been consummated prior to the First Deferral Date, would have reduced) the "Maximum Subscription Amount" referred to in Section 6.1 of the Restructuring Agreement and (B) if the sale and purchase of assets referred to in this clause (ii) was approved by the Board of Directors of United prior to the payment of such amount. The Deferral Amount shall be calculated as of the First Deferral Date. If any amount paid by United described in clause (i) or
(ii) of the first sentence of this definition was paid in a currency other than United States dollars, such amount shall be converted into United States dollars for purposes of calculating the Deferral Amount using the conversion rate as in effect on the date such payment was made with respect to currency trading among banks in amounts of one million United States dollars ($1,000,000) or greater, as published in the Wall Street Journal.

         EFFECTIVE DATE.  As defined in the Restructuring Agreement.

         FIRST DEFERRAL DATE.  As defined in Section 2 of this Agreement.

         GUARANTEE. Any of the following guarantees from United, as guarantor, to LBTW, as payee:

         o        Guarantee, dated January 30, 2002
         o        Guarantee, dated January 31, 2002
         o        Guarantee, dated February 1, 2002
         o        Guarantee dated February 4, 2002


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         o        Guarantee, dated February 5, 2002
         o        Guarantee, dated February 28, 2002

         NEW UPC. As defined under "Background" on the first page of this Agreement.

         NEW UPC COMMON STOCK. As defined under "Background" on the first page of this Agreement.

         NON-CASH CONSIDERATION. As defined in Section 2(c) of this Agreement.

         NOTE. Any of the following promissory notes executed by UGCH Finance, as borrower, in favor of LBTW, as lender:

         o Note dated January 30, 2002, in the principal amount of $17,270,536.90, due January 30, 2003
         o Note dated January 31, 2002, in the principal amount of $2,082,000, due January 31, 2003
         o Note dated February 1, 2002, in the principal amount of $6,696,000, due February 1, 2003
         o Note dated February 4, 2002, in the principal amount of $34,759,200, due February 4, 2003
         o Note dated February 5, 2002, in the principal amount of $36,417,600, due February 5, 2003
         o Note dated February 28, 2002, in the principal amount of $5,502,519.61, due February 28, 2003

         OUTSIDE DATE. As defined under "Background" on the first page of this Agreement.

         PRO-RATA DEFERRAL AMOUNT. With respect to any Note, an amount equal to the Deferral Amount multiplied by a fraction, the numerator of which is the original principal amount of such Note and the denominator of which is $102,727,856.51.

         QUALIFYING SALE.  As defined in Section 2(c) of this Agreement.

         RESTRUCTURING AGREEMENT. As defined under "Background" on the first page of this Agreement.

         SECOND DEFERRAL DATE.  As defined in Section 2 of this Agreement.

         UPC. As defined under "Background" on the first page of this Agreement.

         Section 2.   DEFERRAL OF PAYMENTS UNDER NOTES.

         (a) FIRST DEFERRAL DATE. UGCH Finance shall not be obligated to make payments of principal otherwise due under any Note, and United shall not be obligated to make payments of principal otherwise due under any Guarantee issued in connection with a Note, until the first to occur of (i) the second Business Day following the Effective Date and (ii) the Outside Date (the first to occur of (i) or (ii), the "FIRST DEFERRAL DATE"). On the First Deferral Date, UGCH Finance


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or United shall pay to LBTW the principal amount of each such Note, less the Pro
Rata Deferral Amount (if any) with respect to such Note, plus any unpaid interest accrued through the First Deferral Date on the principal amount then due.

         (b) SECOND DEFERRAL DATE. As of the First Deferral Date, payment of a portion of the principal amount of each Note equal to the Pro Rata Deferral Amount with respect to such Note shall be deferred until the first anniversary of the original maturity date of such Note (the "SECOND DEFERRAL DATE"), and any payment obligation of United with respect to the Pro Rata Deferral Amount with respect to a Note arising from any Guarantee issued in connection with such Note shall be likewise deferred to the same extent as UGCH Finance's obligations under such Note. On the Second Deferral Date of any Note, UGCH Finance or United shall pay to LBTW the Pro Rata Deferral Amount of such Note plus any unpaid interest accrued through the Second Deferral Date on such Pro Rata Deferral Amount.

         (c) MANDATORY PREPAYMENT. Subject to the third sentence of this Section 2(c), if United sells, directly or indirectly, (i) any New UPC Common Stock or assets sold by UPC to United, the purchase of which New UPC Common Stock or assets was taken into account for purposes of calculating the Deferral Amount (any such New UPC Common Stock or assets, "DEFERRAL AMOUNT PROPERTY") or (ii) any Non-Cash Consideration (as defined below) that (A) constitutes proceeds (in one transaction or a series of transactions) of Deferral Amount Property and (B) was received in a Qualifying Sale (as defined below) (any such Non-Cash Consideration, "QUALIFYING Proceeds"), United shall, within two Business Days following such sale, make a prepayment of the Notes in an amount equal to the net proceeds of such sale. For purposes of calculating the amount of such net proceeds, if any consideration received in such sale consists of consideration other than cash such consideration shall be valued at its fair market value at the time of the consummation of such sale. If a sale of Deferral Amount Property or Qualifying Proceeds has been approved by the required vote of the Board of Directors of United and the affirmative vote of a majority of the Class C Directors (as defined in the Restated Certificate of Incorporation of United) or, if there are no Class C Directors at the time of such approval, of the Liberty Directors (as defined in the Standstill Agreement, dated January 30, 2002, among United, Liberty, Liberty Global, Inc. and Liberty UCOMA, LLC) (such a sale, a "QUALIFYING SALE"), United shall not be required to make such a prepayment of the Notes to the extent that the consideration received in such Qualifying Sale consists of consideration other than cash or Cash Equivalents ("NON-CASH CONSIDERATION"). Any prepayments pursuant to this Section 2(c) shall be credited first toward interest then accrued on the Notes and the remainder, if any, shall be credited toward principal.

         (d) NO FURTHER AMENDMENT, MODIFICATION OR WAIVER. Except as expressly set forth in this Section 2, no amendment, modification or waiver of any Note or Guarantee is effected by this Agreement, and each such Note and Guarantee shall continue in full force and effect following the execution and delivery hereof. Without limiting the generality of the foregoing, until any Note is paid in full (whether before or after judgment and whether before or after the original maturity date of such Note), interest on the outstanding principal amount of such Note shall continue to accrue and be payable as provided in such Note.

         Section 3. REPRESENTATIONS AND WARRANTIES. Each of the parties to this Agreement represents and warrants to the other parties as follows:


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         (a) AUTHORIZATION; VALIDITY OF AGREEMENT; CORPORATE ACTION. Such party has full corporate power and authority to execute, deliver and perform this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by such party of this Agreement, the performance of its obligations hereunder and the consummation by it of the transactions contemplated hereby have been duly authorized, and no further action on the part of such party is necessary to authorize the execution, delivery and performance by such party of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by such party and, assuming due and valid authorization, execution and delivery hereof by each other party hereto, is a valid and binding obligation of such party enforceable against it in accordance with its terms.

         (b) CONSENTS AND APPROVALS; NO VIOLATIONS. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance by such party with the provisions of this Agreement will not:

                  (i) violate or conflict with or result in any breach of any provision of the Certificate of Incorporation, Bylaws or other organizational documents of such party;

                  (ii) require any filing, recordation, declaration or registration with, or permit, order, authorization, consent, waiver or approval of, or action by or in respect of, or the giving of notice to, any governmental authority or other person or entity; or

                  (iii) violate any of the terms, conditions or provisions of any law, license or judgment to which such party is subject or by which such party or its assets are bound, or result in a violation or breach of, or (with or without the giving of notice or lapse of time or both) constitute a default (or give rise to any right of termination, cancellation or acceleration) under, or result in a lien on any of the assets of such party;

excluding from the preceding clauses (ii) and (iii) such matters that have not resulted in and would not reasonably be likely to result in, individually or in the aggregate, a material adverse effect on the ability of such party to perform its obligations under, and to consummate the transactions contemplated by, this Agreement.

         Section 4. NOTICES. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing, shall be deemed to have been duly given when delivered personally or sent by telecopy, or recognized service providing for guaranteed delivery, addressed as follows:

         (a)  If to United or UGCH Finance, to:

                           UnitedGlobalCom, Inc.
                           4643 South Ulster Street
                           Suite 1300
                           Denver, Colorado  80237
                           Attention:  President and Legal Department
                           Fax:  303/770-4207


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                  with a copy to:

                           Holme Roberts & Owen LLP
                           1700 Lincoln Street
                           Suite 4100
                           Denver, Colorado  80203
                           Attention:  W. Dean Salter, Esq.
                           Fax:  303/866-0200

         (b)  If to Liberty or LBTW, to:

                           Liberty Media Corporation
                           12300 Liberty Blvd.
                           Englewood, Colorado  80112
                           Attention:  President
                           Fax:  720/875-5382

                  with copies to:

                           Liberty Media Corporation
                           12300 Liberty Blvd.
                           Englewood, Colorado  80112
                           Attention:  Elizabeth M. Markowski, Esq.
                           Fax:  720/875-5858

                  and

                           Baker Botts L.L.P.
                           30 Rockefeller Plaza
                           New York, New York  10112
                           Attention:  Robert W. Murray Jr., Esq.
                           Fax:  212/408-2501

All notices, requests, demands, waivers and communications shall be deemed to have been given on the date of delivery or on the first Business Day after overnight delivery was guaranteed by a recognized delivery service, except that any change of address shall be effective only upon actual receipt. Written notice given by telecopy shall be deemed effective when confirmation is received by the sending party.

         Section 5. ENTIRE AGREEMENT. This Agreement contains all the terms and conditions agreed upon by the parties hereto regarding the subject matter hereof, and no other agreements, oral or otherwise, regarding the subject matter hereof shall have any effect unless in writing and executed by the parties after the date of this Agreement.

         Section 6. APPLICABLE LAW, JURISDICTION; WAIVER OF JURY TRIAL. This Agreement shall be governed by Colorado law without regard to conflicts of law rules. The parties hereby irrevocably submit to the jurisdiction of any Colorado State or United States Federal court sitting in Colorado, and only a State or Federal Court sitting in Colorado will have any jurisdiction over


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any action or proceeding arising out of or relating to this Agreement or any agreement contemplated hereby, and the undersigned hereby irrevocably agree that all claims in respect of such action or proceeding shall be heard and determined in such State or Federal court. The undersigned further waive any objection to venue in such State and any objection to any action or proceeding in such State on the basis of a non-convenient forum. Each party hereby IRREVOCABLY WAIVES ANY RIGHT TO A TRIAL BY JURY in any proceeding brought with respect to this Agreement or the transactions contemplated hereby.

         Section 7. HEADINGS. The headings in this Agreement are for convenience only and are not to be considered in interpreting this Agreement.

         Section 8. COUNTERPART EXECUTION. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which will constitute a single agreement.

         Section 9. PARTIES IN INTEREST. Nothing in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their permitted successors and assigns, any benefits, rights or remedies.

         Section 10. SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement in any application shall not affect the validity or enforceability of such provision in any other application or the validity or enforceability of any other provision.

         Section 11. WAIVERS AND AMENDMENTS. No waiver of any provision of this Agreement shall be deemed a further or continuing waiver of that provision or a waiver of any other provision of this Agreement. This Agreement may not be amended except in a writing signed by each of the parties hereto.

         Section 12. INTERPRETATION. As used herein, except as otherwise indicated herein or as the context may otherwise require, the words "include," "includes" and "including" are deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import; the words "hereof," "herein," "hereunder" and comparable terms refer to the entirety of this Agreement, and not to any particular article, section or other subdivision hereof; any pronoun shall include the corresponding masculine, feminine and neuter forms; the singular includes the plural and vice versa; references to any agreement or other document are to such agreement or document as amended and supplemented from time to time; references to any statute or regulation are to it as amended and supplemented from time to time, and to any corresponding provisions of successor statutes or regulations; references to "Section" or another subdivision are to the section or subdivision hereof; and all references to "the date hereof," "the date of this Agreement" or similar terms (but excluding references to the date of execution hereof) refer to the date first above written, notwithstanding that the parties may have executed this Agreement on a later date. Any reference herein to a "day" or number of "days" (without the explicit qualification of "Business") shall be deemed to refer to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action or notice may be taken or given on the next succeeding Business Day.


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         Section 13. RULES OF CONSTRUCTION. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.



                            [Signature Pages Follow]










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         IN WITNESS WHEREOF, the undersigned have executed this Loan Deferral
Agreement as of the date first written above.


                                         UNITEDGLOBALCOM, INC.



                                         By:  /s/ GENE W. SCHNEIDER
                                            ------------------------------------
                                         Name:  Gene W. Schneider
                                         Title: Chairman and CEO

                                         LIBERTY MEDIA CORPORATION



                                         By:  /s/ ROBERT R. BENNETT
                                            ------------------------------------
                                         Name:  Robert R. Bennett
                                         Title: President and Chief Executive
                                                Officer

                                         UGCH FINANCE, INC.




                                         By:  /s/ GENE W. SCHNEIDER
                                            ------------------------------------
                                         Name:  Gene W. Schneider
                                         Title: Chairman and CEO

                                         LBTW I, INC.




                                         By:  /s/ ROBERT R. BENNETT
                                            ------------------------------------
                                         Name:  Robert R. Bennett
                                         Title: President and Chief Executive
                                                Officer